THE VERMONT TEDDY BEAR CO., INC.

                      FORM OF NOTICE OF GUARANTEED DELIVERY
                            OF SHARES OF COMMON STOCK
                                                                EXHIBIT (a)(1)-F

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             THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL
       EXPIRE AT 5:00 P.M., EASTERN TIME, ON FRIDAY, SEPTEMBER 27, 2002,
                          UNLESS THE OFFER IS EXTENDED.
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         This form, or a form substantially equivalent to this form, must be used to accept the offer (as defined below) if certificates for the shares of common stock of Vermont Teddy Bear Co., Inc. are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the letter of transmittal to be delivered to the depositary (as defined below) on or prior to the "expiration date" (as set forth in Section 1 of the Offer to Purchase (as defined below)). This form may be delivered by hand or transmitted by mail or overnight courier, or (for eligible institutions only) by facsimile transmission, to the depositary. See Section 2 of the Offer to Purchase. THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

                        The Depositary for the Offer is:

                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY

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              By Mail:                                  By Hand or Overnight Delivery:

Continental Stock Transfer & Trust Company              Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor                             17 Battery Place, 8th Floor
Attention: Reorganization Dept.                         Attention: Reorganization Dept.
New York, NY  10004                                     New York, NY  10004
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                           By Facsimile Transmission:
                                 (212) 616-7610
                         For Confirmation by Telephone:
                            (212) 509-4000, ext. 536

           DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET
           FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE
                 NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT
                          CONSTITUTE A VALID DELIVERY.

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Ladies and Gentlemen:

         The undersigned hereby tenders to The Vermont Teddy Bear Co., Inc., a New York corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 21, 2002, (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $.05 per share, of the Company listed below, pursuant to the guaranteed delivery procedure set forth in Section 2 of the Offer to Purchase.

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                   Number of Shares                                          SIGN HERE

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           Certificate Nos.: (If Available)                            Name(s) (Please Print)

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                       Address                                     Area Code and Telephone Number

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                City, State, Zip Code                                       Signature(s)

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           At The Depository Trust Company
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                                    ODD LOTS

         This section is to be completed ONLY if shares are being tendered by or on behalf of a person who owned beneficially, as of the close of business on September 27, 2002 and who continues to own beneficially as of the expiration date, an aggregate of fewer than 100 shares.

         The undersigned either (check on box):

         [ ] owned beneficially, as of the close of business on September 27, 2002 and continues to own beneficially as of the expiration date, an aggregate of fewer than 100 shares, all of which are being tendered, or

         [ ] is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owners thereof, shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner owned beneficially, as of the close of business on September 27, 2002 and continues to own beneficially as of the expiration date, an aggregate of fewer than 100 shares and is tendering of such shares.

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               GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States hereby guarantees (i) that the above-named person(s) has a net long position in the shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (ii) that such tender shares complies with Rule 14e-4, and (ii) to deliver the depository at one of its addresses set forth above certificate(s) for the shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the shares tendered hereby into the depository's account at The Depository Trust Company in each case together with a properly completed and duly executed letter(s) of transmittal (or facsimile(s) thereof), with any required signature guarantee(s) and any other required documents, all within three NASDAQ trading days after the date hereof.

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                     Name of Firm                                       Authorized Signature

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                       Address                                                  Name

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                City, State, Zip Code                                          Title

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                                                                   Area Code and Telephone Number
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Dated: __________________________, 2002

         THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

         DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.